Exhibit 99.1

GM Communications Detroit, Mich., USA media.gm.com

For release July 1, 2009, 11:30 a.m. Eastern Time

GM Statement re: GM stock price and volume

GM management has noticed the continuing high trading volume in GM’s common stock at prices in excess of $1. GM management continues to remind investors of its strong belief that there will be no value for the common stockholders in the bankruptcy liquidation process, even under the most optimistic of scenarios. Stockholders of a company in chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case, GM management strongly believes all such claims will not be fully satisfied, leading to its conclusion that GM common stock will have no value.

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Forward Looking Language

This news release and management’s comments on it contain “forward-looking statements.” These statements are based on GM management’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that we now anticipate – both in connection with the chapter 11 filings we made on June 1, 2009 and GM’s business and financial prospects. We believe our judgments about these possible future events are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to complete the 363 sale on our expected timeline; the ability of our foreign subsidiaries to restructure, enter into the new investment arrangements they have announced, and receive other financial support from their local governments; our ability to build consumers’ confidence in our viability following Chapter 11 proceedings and to continue to attract customers, particularly for our new products; our ability to continue to sell, spin-off or phase out some of our brands, to manage the distribution channels for our products, and to complete other planned asset sales; and the overall strength and stability of general economic conditions and of the automotive industry, both in the U.S. and globally. Those risks are described in GM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which was filed March 5, 2009, GM’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 which was filed on May 8, 2009, GM’s Current Reports on Form 8-K and other GM filings with the Securities and Exchange Commission.